EXHIBIT 99.1

Contact:

Insignia Systems, Inc.
John Gonsior, President and CFO
(763) 392-6200

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. ANNOUNCES NEW BOARD APPOINTMENTS

MINNEAPOLIS, MN — December 7, 2015 — Insignia Systems, Inc. (Nasdaq: ISIG) today announced that Sardar Biglari and Philip L. Cooley have been appointed as independent members of the board of directors of the company.  With the addition of Mr. Biglari and Dr. Cooley, the board was expanded from seven to nine directors, all of whom are independent.

In connection with their appointment to the board, Mr. Biglari and Dr. Cooley have entered into an agreement with the company whereby they, as well as The Lion Fund II, L.P., Biglari Capital Corp., Nicholas J. Swenson, Air T, Inc., Groveland Capital, LLC, Groveland Hedged Credit Fund, LLC and their respective affiliates, have agreed to vote their shares in favor of all of the board’s director nominees at the 2016 annual meeting, which will include Mr. Biglari and Dr. Cooley, two existing directors: Mr. Swenson and Jacob J. Berning, and additional nominees, and to abide by certain standstill provisions until the conclusion of the company’s 2016 annual meeting of shareholders.

About Insignia Systems, Inc.

Insignia Systems, Inc. is a developer and marketer of innovative in-store products, programs and services that help consumer goods manufacturers and retail partners drive sales at the point of purchase. Insignia provides at-shelf media solutions in approximately 13,000 retail supermarkets, 2,000 mass merchants and 8,000 dollar stores. With a client list of over 200 major consumer goods manufacturers, including General Mills, Kellogg Company, Kraft Foods, Nestlé and P&G, Insignia helps major brands deliver on their key engagement, promotion, and advertising objectives right at the point-of-purchase. For additional information, contact (800) 874-4648, or visit the Insignia website at www.insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “believe,” “expect,” “will” and similar expressions aid in identifying forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance: potential nominees for election at the 2016 annual meeting of shareholders, and future actions by our board of directors or any of the parties to the Agreement are examples of forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including: (i) the risk that management may be unable to fully or successfully implement its business plan to achieve and maintain profitability in the future; (ii) the risk that the company will not be able to expand core product offerings or to develop and implement new product offerings in a successful manner, including our ability to gain retailer acceptance of new product offerings; (iii) the unexpected loss of a major consumer packaged goods manufacturer relationship or retailer agreement, or termination of the company’s relationship with News America; (iv) prevailing market conditions in the in-store advertising industry, including intense competition for agreements with retailers and consumer packaged goods manufacturers and the effect of any delayed or cancelled customer programs; (v) potentially incorrect assumptions by management with respect to the financial effect of cost containment or reduction initiatives, current strategic decisions, current sales trends for fiscal year 2015; and (vi) other economic, business, market, financial, competitive and/or regulatory factors affecting the company’s business generally, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with the company’s filings with the SEC. The company assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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